Exhibit 23.1




                          INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of AK Steel Holding Corporation on Form S-3 of our reports dated January 20, 1999, appearing in the Annual Report on Form 10-K of AK Steel Holding Corporation for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE


Cincinnati, Ohio
October 1, 1999